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                                                                       EXHIBIT 6

                                FIRST AMENDMENT

                                       TO

                                RIGHTS AGREEMENT

                                 BY AND BETWEEN

                                  TRACOR, INC.

                                      AND

                         HARRIS TRUST AND SAVINGS BANK

                                       AS

                                  RIGHTS AGENT


     This First Amendment (the "First Amendment"), dated as of April 24, 1998, evidences the amendment of that certain Rights Agreement (herein so called) by and between Tracor, Inc. (the "Company") and Harris Trust and Savings Bank as Rights Agent, dated as of February 17, 1997.

                                    RECITALS

     WHEREAS, Section 27 of the Rights Agreement provides that the Board of Directors of the Company (the "Board") may, from time to time, supplement or amend the Rights Agreement in such manner as the Board deems necessary or desirable; and

     WHEREAS, the Company, GEC Incorporated, a Delaware corporation ("Parent"), and GEC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), have entered into that certain Agreement and Plan of Merger (as it may be amended from time to time, the "Agreement and Plan of Merger"), dated as of April 21, 1998, pursuant to which Purchaser will be merged with and into the Company and thereby the Company would become a wholly owned subsidiary of Parent; and

     WHEREAS, Parent and Purchaser, on the one hand, and each member of the Board and certain members of management on the other hand ("Certain Stockholders"), have entered into an agreement (the "Stockholder Agreement"), dated as of April 21, 1998, pursuant to which Certain Stockholders have agreed to take specified actions in furtherance of the transactions contemplated by th Agreement; and

     WHEREAS, the Board has unanimously approved this First Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:


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     1.   Section 1(i) of the Rights Agreement is hereby amended to modify the definition of "Exempt Person" by substituting the definition with the following language:

     "Exempt Person" shall mean (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan or employee stock plan of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan, or (iv) Parent, Purchaser and their respective Affiliates and Associates; provided, however, Parent, Purchaser and their respective Affiliates and Associates shall not be treated as an Exempt Person with respect to and to the extent of any acquisition of Common Shares, or in the event of any commencement of a tender offer or public disclosure of an intent to commence a tender offer that, in each case, is not contemplated or permitted by the Agreement and Plan of Merger or the Stockholder Agreement, and shall instead in such circumstances be treated as a "Person" under this Agreement.

     2. Section 1 of the Rights Agreement shall be further revised by adding the following additional definitions thereto:

     "AGREEMENT AND PLAN OF MERGER" shall mean that certain Agreement and Plan of Merger, dated as of April 21, 1998, by and among Parent, Purchaser and the Company.

     "PARENT" shall mean GEC Incorporated, a Delaware corporation.

     "PURCHASER" shall mean GEC Acquisition Corp., a Delaware corporation.

     "STOCKHOLDER AGREEMENT" shall mean that certain Stockholder Agreement, dated as of April 21, 1998, by and among Parent, Purchaser, each member of the Board of Directors of the Company and certain members of the Company's management named therein.

     3. This First Amendment shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts to be made and performed entirely within the State of Texas.

     4. This First Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     5. Except to the extent expressly amended by the First Amendment, the Rights Agreement shall remain in full force and effect.

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  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                          TRACOR, INC.

Attest:

     /s/ Carla Marshall                         /s/ James B. Skaggs
By: _________________________________     By: _________________________________
        Asst. Corp. Secretary                      President
Title: ______________________________     Title: ______________________________

                                          HARRIS TRUST AND SAVINGS BANK, as
                                          Rights Agent

Attest:

      /s/ Lorraine Rodgerwald                  /s/ Ray G. Rosenbaum
By: _________________________________     By: _________________________________
        Assistant Vice President                  Vice President
Title: ______________________________     Title: ______________________________


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